Exhibit 99.1

Ocean Power Technologies, Inc.

Announces Fourth Quarter and Full Year Fiscal 2025 Results

OPT Enters Fiscal 2026 with Record Backlog and Record Pipeline

MONROE TOWNSHIP, N.J., July 24, 2025 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced financial results for its fiscal fourth quarter (“4Q25”) and full-year ended April 30, 2025 (“FY25”). Highlights include:

FY25 RESULTS and RECENT HIGHLIGHTS

●	Backlog at April 30, 2025 was $12.5 million, a 158% increase over the prior year.
●	Pipeline as of the date of this release stands at $137.5 million, an 88% increase over the $71.6 million pipeline at April 30, 2024.
●	Operating expenses of $23.3 million for FY25 decreased $8.9 million, or 28%, versus $32.2 million for the year ended April 30, 2024.
●	Revenues for FY25 of $5.9 million increased 6% over FY24 revenues.

Global Platform Deployments:

●	Shipped an AI-enabled Merrows™ PowerBuoy® to a Middle Eastern customer following a competitive procurement.
●	Secured a new contract with an international defense agency to demonstrate multiple WAM-V® Unmanned Surface Vehicles, expanding OPT’s presence in allied naval markets.
●	Received multi-million-dollar orders for PowerBuoy® and WAM-V® systems from customers in Latin America, with deliveries spanning several quarters.
●	Completed a U.S. Naval Postgraduate School deployment of a PowerBuoy® with Merrows™ for persistent maritime surveillance research. The full system integrates AT&T® 5G technology and advanced subsea sensors into OPT’s latest PowerBuoy® equipped with its proprietary Merrows™ suite. The collaboration with AT&T® demonstrates how PowerBuoys® can serve as 5G communications nodes along the U.S. coastline.

Strategic Partnerships:

●	Signed a $3 million reseller agreement with a leading Mexican engineering firm, to expand our reach across Central America through integrated sales and support of OPT’s full suite of intelligent maritime solutions. This strategic partnership deepens OPT’s Latin American presence and builds on recent momentum in global market expansion, further validating demand for the Company’s WAM-V® USVs, Next Gen PowerBuoy®, and AI-powered Merrows™ platform. With this agreement, OPT continues to execute on its strategy to scale through high-impact regional partnerships, accelerate revenue growth, and strengthen its position as a global marine robotics leader.

●	Formed exclusive distribution and integration alliances with:

○	Remah International Group (UAE) for defense and security markets in the Middle East.
○	Unique Group to expand WAM-V® deployments across the GCC region.
○	Elektron SAS (Colombia), which committed to a multi-million-dollar purchase of OPT’s maritime technologies.
○	Ocean Wave Solutions Ltda (Brazil) to address growing demand across South America.

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●	We entered into a strategic alliance with Red Cat Holdings (Red Cat), a leading provider of military-grade aerial drones. Together, we plan to integrate Red Cat’s drone technology with our WAM-V® uncrewed surface vehicles (USVs) to deliver a powerful, ocean-powered solution for air and sea-based intelligence, surveillance, and reconnaissance (ISR) missions. This collaboration opens the door to multi-domain operations, where OPT’s autonomous maritime platforms work seamlessly with Red Cat’s aerial systems to gather and transmit critical data across vast environments, all without human crews or traditional infrastructure. By combining our strengths, we’re creating a highly flexible, mobile ISR solution for defense, security, and commercial applications, a major step forward in our mission to modernize how persistent surveillance is delivered across land, sea, and air.

●	Signed an OEM agreement with Teledyne Marine to co-develop integrated payload and AI solutions.

ISO 9001

●	We achieved ISO 9001 certification for our quality management system, a globally recognized benchmark for excellence in engineering, manufacturing, and service delivery. This is not just a compliance achievement. It is a reflection of OPT’s evolution into a scalable, repeatable, and process-driven provider of maritime solutions. As ISO 9001 is often a requirement for customers, we believe this certification will meaningfully support our growth strategy while deepening the confidence of our partners, investors, and customers alike.

Streamlined Team and Streamlined Opex

●	This year’s performance reflects the strength of our disciplined operating model. We’re executing with a streamlined team and leaner operating expense structure, yet delivering more, for our customers, our partners, and our shareholders. Year over year operating expenses declined by approximately 26%. By aligning resources with top priorities, we’ve increased our operating efficiency without compromising our delivery capability or innovation roadmap. This positions us not only to weather volatility, but to scale with purpose as demand accelerates. We view this phase of lean execution not as a constraint, but as a foundation. With core systems, processes, and leadership in place, we’re prepared to scale responsibly as opportunities mature.

Facility Security Clearance (FCL):

●	Granted Facility Security Clearance: OPT’s New Jersey headquarters and primary assembly facility received a U.S. Department of Defense Facility Security Clearance, authorizing the Company to support classified programs at the Secret level. This milestone significantly enhances OPT’s eligibility for future defense contracts and affirms its compliance with industrial security standards.

Management Commentary – Dr. Philipp Stratmann, OPT’s President and Chief Executive Officer

“Fiscal 2025 was a pivotal year for Ocean Power Technologies as we transitioned from proving our technology to scaling our impact. We secured a Facility Security Clearance from the U.S. Department of Defense, deepening our eligibility for classified programs, and executed key international deployments across the Middle East and Latin America. Notably, our AI-enabled Merrows™ PowerBuoy® and WAM-V® platforms are now active in global defense markets, providing clear evidence that OPT’s autonomous maritime systems are becoming mission-critical infrastructure. With record backlog of $12.5 million, a solid balance sheet and access to additional capital, and growing demand from allied nations, we are entering fiscal 2026 with line of sight to transformational scale. Our focus now is disciplined execution, expanding recurring revenue, accelerating platform adoption, and delivering long-term value for our shareholders.”

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FY25 FINANCIAL HIGHLIGHTS

●	Revenues for FY25 increased to $5.9 million, a 6% increase over FY24 revenue of $5.5 million.
●	Gross profit for FY25 was $1.7 million, as compared to a gross profit of $2.8 million for FY24.
●	Operating expenses decreased $8.9 million or 28% to $23.3 million in FY25, as compared to $32.2 million in FY24.
●	Net loss was $21.5 million for FY25, as compared to a net loss of $27.5 million for FY24, primarily driven by the decrease in operating expenses noted above.
●	Backlog increased $7.6 million or 155% to $12.5 million as of April 30, 2025 as compared to $4.9 million at April 30, 2024. Our backlog includes unfilled firm written orders for our products and services from commercial or governmental customers, which we call orders. We believe the disclosure of orders is a useful metric for investors, as it helps support our future revenue expectations and adds validity to our strategic growth plan. Company management uses orders as a tool to manage expected growth, budget and cash requirements, and to monitor the success of our sales and marketing efforts. If any of our orders were to be terminated, delayed or revised downward, our orders and our backlog would be reduced by the expected value of the remaining terms of such contract.

Balance Sheet and Cash Flows:

●	Combined cash, unrestricted cash, cash equivalents and short-term investments as of April 30, 2025, was $6.9 million, which compares to $3.3 million at the beginning of the fiscal year.
●	Net cash used in operating activities for FY25 was approximately $18.6 million, compared to $29.8 million FY24.

Conference Call & Webcast

As previously announced, a conference call to discuss OPT’s financial results will be held tomorrow morning, Friday, July 25, 2025, at 9:00 a.m. Eastern time. Philipp Stratmann, CEO, and Bob Powers, CFO will host the call.

a.	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

a.	Live webcast: FY2025 Q4 and 10k Earnings Conference Call

a.	Call Replay: Will be available by telephone approximately two hours after the call’s completion until August 26, 2024. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 13754036.

a.	Webcast Replay: The archived webcast will also be available on the OPT investor relations section of its website.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

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Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties.. Except as may be required by applicable law, the Company undertakes no, and expressly disclaims any, obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, circumstances or otherwise after the date of this press release, and you are cautioned not to rely upon them unduly,

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that will be filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	April 30, 2025	April 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$6,715	$3,151
Accounts receivable, net	1,191	796
Contract assets	1,088	18
Inventory	4,222	4,831
Other current assets	400	1,747
Total current assets	$13,616	$10,543
Property and equipment, net	3,444	3,443
Intangibles, net	3,490	3,622
Right-of-use assets, net	1,552	2,405
Restricted cash, long-term	154	154
Goodwill	8,537	8,537
Total assets	$30,793	$28,704
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$568	$3,366
Earn out payable	300	1,130
Accrued expenses	1,271	1,787
Contract liabilities	—	302
Right-of-use liabilities, current portion	1,150	774
Total current liabilities	$3,289	$7,359
Deferred tax liability	203	203
Right-of-use liabilities, less current portion	649	1,798
Total liabilities	$4,141	$9,360
Commitments and contingencies (Note 14)
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	$—	$—
Common stock, $0.001 par value; authorized 300,000,000 and 100,000,000 shares, issued 172,050,563 and 61,352,731 shares, respectively, and outstanding 171,263,086 and 61,264,714 shares, respectively	172	61
Treasury stock, at cost; 787,477 and 88,017 shares, respectively	(1,018)	(369)
Additional paid-in capital	356,588	327,276
Accumulated deficit	(329,090)	(307,579)
Accumulated other comprehensive loss	—	(45)
Total shareholders’ equity	26,652	19,344
Total liabilities and shareholders’ equity	$30,793	$28,704

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Fiscal year ended April 30,
	2025	2024
Revenue	$5,861	$5,525
Cost of revenue	4,201	2,699
Gross profit	1,660	2,826
Loss/(Gain) from change in fair value of consideration	—	(72)
Operating expenses	23,346	32,229
Total operating expenses	23,346	32,157
Operating loss	$(21,686)	$(29,331)
Interest income, net	47	800
Other (expense)/income	(23)	2
Loss on disposition of assets (Note 7)	—	(210)
Loss on extinguishment of debt	(838)	—
Foreign exchange (loss)/gain	(45)	2
Loss before income taxes	$(22,545)	$(28,737)
Income tax benefit	1,034	1,254
Net loss	$(21,511)	$(27,483)
Basic and diluted net loss per share	$(0.17)	$(0.47)
Weighted average shares used to compute basic and diluted net loss per share	126,913,998	59,031,736

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OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal year ended April 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(21,511)	$(27,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss/(gain)	45	(2)
Depreciation of fixed assets	771	420
Amortization of intangible assets	132	148
Amortization of right-of-use assets	853	593
(Accretion of discount)/amortization of premium on investments	—	(290)
Change in contingent consideration liability	—	(72)
Loss on disposal of assets	—	210
Stock based compensation	4,603	1,155
Loss on extinguishment of debt	838	—
Loss on disposal of property and equipment	111	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(395)	(51)
Contract assets	(1,070)	134
Inventory	230	(3,787)
Other assets	1,347	(753)
Accounts payable	(2,798)	2,414
Accrued expenses	(515)	(309)
Earn out payable	(200)	(500)
Right-of-use liabilities	(773)	(514)
Contract liabilities	(302)	(1,076)
Net cash used in operating activities	$(18,634)	$(29,763)
Cash flows from investing activities:
Redemptions of short-term investments	$—	$35,975
Purchases of short-term investments	—	(7,894)
Purchases of property and equipment	(505)	(2,585)
Net cash (used in)/provided by investing activities	$(505)	$25,496
Cash flows from financing activities:
Cash paid for tax withholding related to shares withheld	$(649)	$(14)
Proceeds from convertible notes	3,173	—
Proceeds from issuance of common stock - At The Market offering, net of issuance costs	17,729	483
Proceeds from issuance of common stock - Capital Raise, net of issuance costs	2,450	—
Net cash provided by/(used in) financing activities	$22,703	$469
Effect of exchange rate changes on cash, cash equivalents and restricted cash	$—	$—
Net decrease in cash, cash equivalents and restricted cash	$3,564	$(3,798)
Cash, cash equivalents and restricted cash, beginning of year	3,305	7,103
Cash, cash equivalents and restricted cash, end of year	$6,869	$3,305

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$630	$1,250
Common stock issued related to conversion of convertible debt	15	—
Operating right of use asset obtained in exchange for operating lease liability	$—	$1,247

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